UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 31, 2005
Centerplate, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31904	13-3870167
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)
201 East Broad Street
Spartanburg, SC 29306
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code (864) 598-8600
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
     Four of the venues at which Centerplate operates food concessions have been impacted by Hurricane Katrina: the Louisiana Superdome and New Orleans Arena in New Orleans, and the Hank Aaron Stadium (minor league baseball) and Ladd-Peebles Stadium (college football) in Mobile, Alabama. At the Hank Aaron and Ladd-Peebles Stadiums power has been restored. As reported, the Superdome incurred damage. Centerplate is proud that a team of Centerplate managers and volunteers at the Superdome stayed on to supply food to the thousands of residents of the New Orleans area who took refuge at that facility. Centerplate’s team is only now being evacuated. Although uncertainty concerning the long term effects of Hurricane Katrina on these venues and the communities in which they are located remains, Centerplate maintains property and business interruption insurance, and at this time, Centerplate does not believe that Hurricane Katrina will have a material adverse effect on its business.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2005	Centerplate, Inc.

	By:	/s/ Janet L. Steinmayer

	Name:	Janet L. Steinmayer
	Title:	President and Acting Chief Executive Officer